Exhibit 23.1




                  INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of DAKA International, Inc. on Form S-3 of our report dated August 29, 1995, appearing in the Annual Report on Form 10-K of DAKA International, Inc. for the year ended July 1, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

Boston, Massachusetts
August 31, 1995